EXHIBIT 3.31

Articles of Organization

of

Meritage Homes of Texas II, LLC

1. The name of the limited liability company is Meritage Homes of Texas II, LLC.

2. The address of the company’s known place of business in Arizona is 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255.

3. The name and street address of the statutory agent of the company is CT Corporation System, 2394 East Camelback Road, Phoenix, AZ 85016.

4. Management of the limited liability company is reserved to the members. The name and address of each member of the limited liability company is Meritage Homes of Texas L.P. Holding, Inc., an Arizona corporation, 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255 and Meritage Home of Texas GP, Inc., an Arizona corporation, 17851 North 85th Street, Suite 300, Scottsdale, AZ 85255.

Dated: June 14, 2007	/s/ C. Timothy White
Name: C. Timothy White
Organizer

Acceptance of Appointment

By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of Meritage Homes of Texas II, LLC, an Arizona LLC, effective this 14th day of June, 2007.

CT Corporation System

2394 E. Camelback Road

Phoenix, AZ 85016

/s/ Maria Ozaeta
Name: Maria Ozaeta, Vice President

Articles of Amendment and Merger

of

Meritage Homes of Texas L.P.

with and into

Meritage Homes of Texas II, LLC

1. The names of the business entities that are parties to the merger are as follows. The name of the surviving business entity is Meritage Homes of Texas II, LLC, an Arizona limited liability company (the “Surviving Business Entity”). The name of the merging business entity is Meritage Homes of Texas L.P., an Arizona limited partnership (the “Merging Business Entity”). The Surviving Business Entity and the Merging Business Entity shall be referred to herein as the “Constituent Business Entities.”

2. The plan of merger is on file at 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255, the principal place of business of the Surviving Business Entity. A copy of the plan of merger will be furnished by the Surviving Business Entity upon request, without cost, to any person who holds an interest in a Constituent Business Entity.

3. Each Constituent Business Entity approved the plan of merger in the manner provided by law.

4. These Articles of Amendment and Merger are effective June 30, 2007 at 12:02 a.m. Mountain Standard time.

5. Article 1 of the Articles of Organization of the Surviving Entity is amended in its entirety to read as follows:

“The name of the limited liability company is Meritage Homes of Texas, LLC.”

IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger as of this 28th day of June, 2007.

MERITAGE HOMES OF TEXAS L.P.

By:	Meritage Homes of Texas GP, Inc.
Its:	General Partner

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS II, LLC

By:	Meritage Homes of Texas GP, Inc.
Its:	Member

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

By:	Meritage Homes of Texas LP Holding, Inc.
Its:	Member

By:	/s/ C. Timothy White
Name:	C. Timothy White
Title:	Executive Vice President, General Counsel and Secretary

By:	/s/ Larry W. Seay
Name:	Larry W. Seay
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary